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                                                                 Exhibit 10.111
                                                                       12/13/96

                                    AGREEMENT

          THIS AGREEMENT, made this 17th day of December, 1996, by and between RUSS BERRIE AND COMPANY, INC., a New Jersey corporation having its principal place of business at 111 Bauer Drive, Oakland, New Jersey 07436 (the "Company") and A. CURTS COOKE, residing at 47 Hampshire Hill Road, Upper Saddle River, New Jersey 07458 (the "Executive").

                              W I T N E S S E T H:

          WHEREAS, the Executive has been associated with the Company for many years; and

          WHEREAS, the Executive possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel and business relationships; and

          WHEREAS, the Company desires to continue to retain the Executive's services by employing the Executive as President and Chief Operating Officer of the Company until June 30, 1997, and engaging the Executive as a consultant for a period of one (1) year thereafter to render general advice and management consulting services to the Company and its subsidiaries and affiliates; and

          WHEREAS, the Executive wishes to perform such services for the Company, all in accordance with the following terms, conditions and provisions.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. TERM. This Agreement shall be effective from December 12, 1996 until June 30, 1998, on the terms and conditions set forth herein.

          2. SUPERSEDING EFFECT. This Agreement supersedes and replaces all prior agreements between the Executive and the Company, its subsidiaries and affiliates, and shall be the exclusive agreement governing the terms of the Executive's employment and consulting relationship with the Company. Notwithstanding the foregoing, this Agreement shall not be deemed to cancel or otherwise effect the Executive's right to receive compensation for his services provided to the Company in 1996.


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The Executive will receive the Executive Incentive Plan Bonus and any performance bonus if payable, and to participate in the Company's profit-sharing/Section 401(k) plan for 1996 and Russ Berrie and Company, Inc. 1994 Stock Option and Restricted Stock Plan.

          3. DUTIES. From the date hereof through June 30, 1997, the Executive shall be employed by the Company as president and Chief Operating Officer of the Company, and shall diligently and conscientiously devote his business time, attentions and energies to the business of the Company. From June 30, 1997 through June 30, 1998, the Executive shall be engaged as a consultant to the Company. During the term of this Agreement, the Executive shall report to the Board of Directors of the Company (the "Board") and the Chairman of the Board, shall comply with those rules, regulations and policies of the Company adopted by the Board, and shall to the utmost of his abilities work for the profit and benefit of the Company. He shall have such authority and responsibility, and shall serve in such capacities with the Company's subsidiaries and affiliates, consistent with his status as President and Chief Operating Officer up to and through June 30, 1997 as may from time to time be assigned to him by the Board or the Chairman of the Board. The Executive shall not have the right to bind the Company except in his capacity as President and Chief Operating Officer up to and through June 30, 1997, and as specifically authorized by the Board during the period of his engagement as a consultant hereunder.

          4. CORPORATE POSITIONS. The Executive agrees during the term of this Agreement to serve without further compensation as a director and/or officer of the Company or of any corporation which is a subsidiary or affiliate of the Company if elected or appointed by the shareholders or board of directors of the Company or such corporation. The Company shall propose the Executive's name for nomination as a director of the Company, subject to shareholder approval, at all applicable times during the term of this Agreement; but nothing herein shall be construed as requiring the election or employment of the Executive as a director.

          5. COMPENSATION. As his compensation for all services rendered to the Company during the term of this Agreement, from and after January 1, 1997 through June 30, 1998, in whatever capacity rendered, the Executive shall be entitled to have and receive an annual salary of Three Hundred Thousand Dollars ($300,000) per calendar year during the term of this Agreement, payable in accordance with the Company's standard payroll procedures. The Company shall deduct and withhold all necessary


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social security and withholding taxes, and any other similar sums required by law, from the Executive's compensation.

          6. INSURANCE. The Company shall furnish life, accident, medical and dental insurance to the Executive during the term of this Agreement in accordance with the Company's standard group insurance plan as such plan may be amended, or in accordance with such alternate plan as may be carried by the Company during the term of this Agreement. Notwithstanding anything hereinabove to the contrary, the Company may discontinue or modify any of the plans which it may grant under this Paragraph 6 at any time due to economic, tax or other business reasons, as determined in the sole discretion of the Board.

          7. AUTOMOBILE. Upon the execution of this Agreement, the Company shall continue to supply the Executive with the automobile heretofore supplied to the Executive by the Company. As soon as reasonably practicable after the execution of this Agreement, the Company shall purchase a new automobile for his use through June 30, 1997. On June 30, 1997, the Executive shall purchase such automobile from the Company for the purchase price paid by the Company, less an automobile allowance of $5,000. The Company shall pay the cost of, maintenance, gasoline and insurance of such automobile until June 30, 1997, but shall not be obligated to pay the insurance thereafter or to pay any other costs and expenses for the maintenance and operation of such automobile at any time, including but not limited to the cost of gasoline, repairs and maintenance.

          8. EXPENSE REIMBURSEMENT. The Company shall reimburse the Executive for the ordinary and necessary business expenses incurred by him in the performance of his duties hereunder in accordance with the Company's usual policies; provided, however, that the Executive shall, at all times during the term of this Agreement, submit to the Company all documentation, including, without limitation, receipts and vouchers, necessary to substantiate and justify the deductibility of such expenses for income tax purposes and to maintain the books and records of the Company.

          9. PROFIT-SHARING PLAN. The Executive shall have the right to participate in the Company's profit-sharing/Section 401(k) plan or any other similar employee benefit maintained by the Company for all of its employees, which right shall continue until June 30, 1997.

          10. STOCK OWNERSHIP. The parties acknowledge that the Executive possesses certain rights with respect to the common


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stock of the Company pursuant to the Company's Stock Option and Restricted Stock
Plan (the "Plan") in the form of Options and Restricted Stock as such terms are defined in the Plan. The termination of the Executive's employment on June 30, 1997 shall be deemed by the Company and the Compensation Committee of the Board to be retirement within the meanings of Sections 5.7 and 6.7 of the Plan for purposes of the Executive's stock ownership rights. Accordingly, on June 30, 1997, all of the Executive's outstanding Options may be exercised for up to one year thereafter or the stated period of the Option, whichever period is shorter, and all restrictions on the Executive's Restricted Stock shall lapse, subject to the terms of the Plan and applicable law.

          11. VACATION AND HOLIDAYS. The Executive shall be entitled to vacation time as mutually agreed upon by the Company and the Executive. The vacation time shall be taken on reasonable prior notice to the Company, and at a time and manner mutually agreed upon by both parties not to unreasonably interfere with the proper operation of the Company. The Executive shall also be entitled to the standard Company holidays.

          12. CONDITIONS OF TERMINATION. This Agreement shall terminate on the occurrence of any of the following events:

          (a) Upon the expiration of its term.

          (b) At any time by mutual agreement in writing between the Company and the Executive.

          (c) At any time, With Cause, at the sole option of Company, either with or without written notice. For the purposes of this Agreement, "With Cause" shall mean the following:

               (i) fraud, misappropriation embezzlement, theft, dishonesty or similar actions by the Executive;

               (ii) the committing of any act, or failure to act where there is a duty to act by the Executive, where such act or omission constitutes an indictable criminal offense; or

               (iii) breach by the Executive of any of the provisions of paragraph 14 of this Agreement.

          (d) Upon the permanent disability or death of the Executive. For purposes of this Agreement, permanent disability shall be defined as the Executive's inability to perform his


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duties under this Agreement, in the sole determination of the Board, due to physical and/or mental incapacity for (x) a period of 180 consecutive days, or
(y) for more than 180 days (whether or not consecutive) in a period of 365 consecutive days.

          13. TERMINATION COMPENSATION. Upon termination of this Agreement for whatever reason, the Company shall be obligated to pay to the Executive all unpaid compensation as set forth under paragraph 5 hereof accrued through the date of termination and reimbursement of expenses incurred pursuant to paragraph 8 hereof. This shall be the Company's sole obligation to the Executive upon termination.

          14. RESTRICTIVE COVENANTS. The Executive covenants and warrants to the Company as follows:

          (a) Confidentiality. The Executive acknowledges that he has acquired and will acquire and have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates, including but not limited to customer lists and relationships, supplier lists and relationships, product information, financial information, trade secrets, operating, marketing and sales training materials and techniques, sales data, pricing practices and strategies, manufacturing processes development plans and other confidential information of every kind and character related to any aspect of the business of the Company, its subsidiaries and affiliates (collectively "Proprietary Information"). The Executive further acknowledges that Proprietary Information is a valuable, special and unique asset of the Company. The Executive accordingly agrees that during the term of this Agreement and at all times after the termination of this Agreement or his relationship with the Company, regardless of the time, manner or reason of or for such termination, the Executive shall not, except in the regular course of the Company's business on behalf of the Company, disclose, divulge, furnish, make accessible to or use directly or indirectly, for his own use or benefit or that of any other person or entity, any Proprietary Information of the Company, its subsidiaries or affiliates and that he shall not disclose or divulge any Proprietary Information for any reason or purpose whatsoever.

          (b) Exceptions. The obligations and restrictions provided by paragraph 14 (a) hereof shall not apply with respect to the following if demonstrated by the Executive to the Company by clear evidence: (i) information which at the time of disclosure is or was in the public domain; (ii) information which after disclosure to the Executive becomes a part of the public


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domain by publication or otherwise, other than through disclosure, directly or indirectly, by the Executive; and (iii) information which has been, is now, or is hereafter furnished or made known to the Executive by a third party lawfully in possession thereof and legally entitled to disclose same. Specific Proprietary Information shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general information in the public domain or which was received by the Executive from a third party without binder of secrecy.

          (c) Competitive Activities. During the term of this Agreement and for a period of one (1) year thereafter, the Executive shall not, directly or indirectly, (i) use the name of the Company or its successors or assigns, or any of its subsidiaries or affiliates, announcement of new connections, advertising of any kind or in any other matter whatsoever without the prior written approval of the Board, (ii) engage in or be interested in (as owner, partner, shareholder, employee, director, officer, agent, consultant, investor or otherwise) with or without compensation, any business which is in competition with or similar to any line of business conducted by the Company, any successor to the Company's business, or any of their subsidiaries or affiliates, (iii) solicit, sell to or do business with any party who is then or has within two (2) years prior thereto been a customer of the Company, any of its subsidiaries or affiliates (other than the general retail public) with respect to any product or service the same as, similar to or competitive with any product or service of Company, or (iv) hire, employ, solicit or offer employment to or attempt to hire, employ or solicit any employees of the Company or any of its subsidiaries or affiliates who are or were employed by the Company or such subsidiaries or affiliates at the time of the Executive's termination or during the one (1) year period immediately thereafter. Nothing in this Paragraph 14(c) shall prohibit the Executive from acquiring or holding not more than one percent (1%) of any class of publicly traded securities of any business. If granted, in the sole discretion of the Board, the Board shall have the right, to waive any or all of the above provisions. Such waiver, however, shall be in writing, and shall be so documented in a Resolution of the Board.

          15. THIRD PARTY INFORMATION. The Executive recognizes that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of this


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Agreement and at all times thereafter, the Executive shall hold Third Party
Information in the strictest confidence and shall not disclose or use Third Party Information except as permitted by the agreement between the Company and such third party unless expressly authorized in writing to act otherwise by an officer of the Company.

          16. CONFIDENTIAL PAPERS. Upon termination of his relationship with the Company, regardless of the time, manner or reason of or for such termination, or upon the Company's earlier request, the Executive shall return to the Company all customer lists, files, documents, records, drawings, notebooks and similar repositories of or containing Proprietary Information or Third Party Information, including all copies thereof, whether in written, printed, electronic or magnetic form then in the Executive's possession or control, whether prepared by him or others, and shall not retain any copies or abstracts thereof.

          17. INDEPENDENT AGREEMENTS. All of the covenants of the Executive set forth in paragraphs 14, 15 and 16 hereof shall be construed as agreements independent of any other provision or this Agreement and shall survive the termination of this Agreement; and the existence of any claim or cause of action against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. The Executive represents and warrants that his background, training and experience are such that the restrictions contained in paragraph 14, in general, and paragraph 14(c) specifically, shall not result in an inability on his part to pursue a livelihood, and that other alternatives of employment or business endeavors are reasonably available to him.

          18. REMEDIES.

          (a) The parties recognize that irreparable injury will result to the Company, its business and property, in the event of a breach by the Executive of any of the provisions of this Agreement and that the relationship with the Company of the Executive is continued in reliance, among other matters, upon the covenants by the Executive as herein set forth. The Executive acknowledges that the provisions of this Agreement are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if these provisions are not specifically enforced.

          (b) Accordingly, in the event of a breach or threatened breach by the Executive of any of the provisions of this Agreement, the Executive hereby acknowledges and stipulates


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that the Company shall not have an adequate remedy at law, shall suffer irreparable harm, and, therefore, the Executive agrees and stipulates that the Company shall be entitled to seek preliminary and/or final injunctive relief from any court of competent jurisdiction restraining the Executive from any violation or breach of such provisions (without posting a bond or security in connection therewith) . The Company shall also be entitled to seek an equitable accounting of all profits, compensation or benefits arising out of any such violation and damages for breach of this Agreement. The aforesaid rights and remedies shall be independent, severable and cumulative and shall be in addition to any other rights and remedies to which the Company may be entitled. In the event that any provisions contained herein shall be held to be excessively broad as to duration, geographical scope or activity, such provision shall be construed as determined by a court of competent jurisdiction and shall be enforceable to the extent compatible with applicable law.

          19. NO CONFLICTS. The Executive represents and warrants that he has the legal capacity to execute and perform this Agreement, that it is a valid and binding agreement, enforceable against him according to its terms, and that the continuation of his relationship with the Company and his execution of and compliance with the terms of this Agreement will not conflict with, violate the terms of, or constitute a breach of any agreement or understanding to which the Executive is a party or to which he may otherwise be bound. The Executive shall not disclose or use during his relationship with the Company any proprietary or confidential information which the Executive may have acquired because of employment with an employer other than the Company, which information is subject to restrictions on disclosure and/or use.

          20. CORPORATE AUTHORITY. The Company hereby represents and warrants to the Executive that this Agreement is a valid and binding agreement of the Company enforceable against it according to its terms. The Company will advise the Executive as and when the Agreement has been formally approved by the Compensation Committee of the Board.

          21. SATISFACTION OF OBLIGATIONS. The Executive acknowledges that, except as otherwise provided in paragraph 2 hereof, the Company has paid all of its obligations to the Executive to date. In consideration of the Executive's continued relationship with the Company and the execution of this Agreement by the Company, the Executive hereby releases the Company, its subsidiaries and affiliates and their respective directors, officers, employees and agents from any and all claims, demands,


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damages, obligations and rights (collectively "Claims") in law or in equity, which he has had or now has of any nature whatsoever, whether existing or inchoate, known or unknown, including but not limited to any Claims arising out of or in connection with the Executive's employment by the Company or his relationship with the Company through the date of this Agreement. The Executive represents that there are no Claims outstanding as of the date of this Agreement.

          22. ACKNOWLEDGEMENT OF RELEASE. By executing this Agreement, the Executive acknowledges the release set forth in Paragraph 21 hereof. The Executive acknowledges that this Agreement is voluntarily entered into, that he has carefully read the entire terms of this Agreement and knows and understands its binding effect, and has had an opportunity to consult with an attorney or other advisor (at the Executive's cost) . The Executive acknowledges that this Agreement provides for fair and equitable consideration for the release that he has given to the Company.

          23. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the relationship of the parties, superseding any and all other agreements, written or oral, among the parties concerning the subject of this Agreement, and this Agreement may not be altered, modified, amended or terminated, except in a writing signed by the parties hereto.

          24. NOTICES. Any and all notices, consents or any other communication provided for herein shall be given in writing, by registered or certified mail, return receipt requested, which shall be addressed, in the case of the Company, to its principal place of business, and in the case of the Executive, to his personal residence. The effective date of such notice, consent or other communication, any law or statute to the contrary, shall be deemed to be the date it is duly deposited and registered in any United States Post Office or Branch Post Office.

          25. ASSIGNMENT AND BINDING EFFECT. This Agreement is personal to the Executive and he may not assign or delegate any of his rights or obligations hereunder. This Agreement shall be binding upon the parties, their legal representatives, successors and permitted assigns.

          26. WAIVER. The waiver of any breach of any provisions of this Agreement shall be effective only if in a


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writing signed by the parties hereto, and such waiver shall not operate or be construed as a waiver of any subsequent breach.

          27. SEVERABILITY. If any term or provision of this Agreement or the application thereof to the Company or any other person, shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to the Company or any other person or circumstances other than as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          28. ARBITRATION, ENFORCEMENT AND GOVERNING LAW. This Agreement and all disputes arising under or relating to this Agreement, or relating to the Executive's relationship with the Company, shall be subject to arbitration before the American Arbitration Association, which arbitration shall occur only in New Jersey, and New Jersey law shall govern and apply to such arbitration and all issues and disputes subject to such arbitration. The parties hereto consent to jurisdiction in New Jersey for purposes of such arbitration or any court action to compel, enforce or confirm such arbitration. Any award or determination of the arbitration shall be final and binding between the parties and final judgment may be entered on such award or determination by any court in New Jersey. The parties hereby consent to personal jurisdiction and venue only in New Jersey. Nothing in this provision shall prohibit the Company from seeking equitable relief from a court of competent jurisdiction in order to enforce the provisions of Paragraphs 14, 15 and 16 hereof.

          29. CAPTIONS. Captions of this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement.


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          30. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall in such event be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

WITNESS:


/s/ Susan Strunck                       /s/ A. Curts Cooke
------------------------------          -------------------------------------
                                        A. CURTS COOKE

                                        RUSS BERRIE AND COMPANY, INC.


                                        By: /s/ Russell Berrie
                                           ----------------------------------
                                           RUSSELL BERRIE
                                           Chairman of the Board


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